UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 29, 2019
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director Lori J. Ryerkerk
On May 29, 2019, Lori J. Ryerkerk informed Axalta Coating Systems Ltd. (“Axalta” or the “Company”) that she is resigning from the Board of Directors (the “Board”) effective as of such date, following her appointment as Chief Executive Officer of Celanese Corporation.
Appointment of Director William M. Cook
On May 30, 2019, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed William M. Cook to the Board as a Class II director, with a term expiring at Axalta’s 2021 annual general meeting of members.
Mr. Cook has been appointed to the Audit Committee and Environment, Health, Safety & Sustainability Committee of the Board, effective as of May 30, 2019. Prior to his appointment, the Board concluded that Mr. Cook satisfies all of the applicable independence requirements of Axalta, the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). Mr. Cook currently serves as Lead Director and on the audit committee of IDEX Corporation and as non-Executive Chairman of the Board and on the audit committee of Neenah, Inc. Mr. Cook is the retired Executive Chairman and former Chairman, CEO and President of Donaldson Company Inc.
Upon his appointment to the Board, Mr. Cook became entitled to receive the annual cash stipend for non-employee directors in the amount of $75,000, payable quarterly in arrears and prorated for partial service in the quarter. Mr. Cook was also granted restricted stock units (“RSUs”) under the Axalta Coating Systems Ltd. Amended and Restated 2014 Incentive Award Plan with a grant date fair value of approximately $118,356, which is based upon a $200,000 annual grant amount, prorated based on the number of days remaining in the calendar year on his date of appointment to the Board divided by 365 and rounded to the nearest whole share, which RSUs shall vest 100% on the first anniversary of the grant date. In addition, Mr. Cook and Axalta will enter into Axalta’s standard form of director Indemnification and Advancement Agreement, which was filed with the SEC on July 26, 2018 as Exhibit 10.67 to Axalta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36733).
There are no arrangements or understandings between Mr. Cook and any other persons pursuant to which Mr. Cook was named as director. There are no transactions between Mr. Cook and the Company that would be reportable under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On May 30, 2019, Axalta issued a press release announcing the appointment of Mr. Cook to the Board and Ms. Ryerkerk’s resignation from the Board. The press release is furnished as Exhibit 99.1 to this Item 7.01. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	May 30, 2019	By:	/s/ Sean M. Lannon
Sean M. Lannon
Senior Vice President and Chief Financial Officer